Exhibit 99.1

Med Diversifed, Inc.

Case No. 02-88564

Reporting Period:  June 30, 2004

Schedule of Cash Receipts and Disbursements

Item (in 000’s)	Payroll - Comerica 6376	Payroll - Bank of America	Current Month	Cumulative
			Actual	Actual

Cash Balance Beginning	$3	$56,013	$56,017	$561,824

Recepits
Cash sales			—	—
Accounts Receivable			—	—
Loans and Advances			—	—
Sale of Assets			—	—
Other - Cash Transfers from Related Companies	85,159	—	85,159	2,043,349
Total Receipts	85,159	—	85,159	2,043,349

Disbursements
Net Payroll	(85,162)		(85,162)	(1,986,471)
Payroll Taxes			—	—
Sales, Use and Other Taxes			—	—
Inventory Purchases			—	—
Rents and Lease Payments			—	—
Insurance			—	—
Administrative & Selling			—	(1,036)
Breakout for CDSI Case File #02-88565			—	(560,724)
Other - Cash Transfers from Related Companies			—	—
Bank Charges		(90)	(90)	(1,017)
U.S. Trustee Fees			—	—
Court Costs			—	—
Total Disbursements	(85,162)	(90)	(85,252)	(2,549,248)

Net Cash Flow	(3)	(90)	(93)	(505,900)

Cash End of Month	$0	$55,923	$55,923	$55,923

Med Diversified, Inc.

Case #02-88564

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended June 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$—

Net Revenues	—	—

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	—

General and administrative expenses:
Personnel costs	151,824	3,695,947
Occupancy costs	20,611	436,357
Bad debt expense		—
Other	58,052	297,357

Total General and Administrative Expenses	230,487	4,429,661

Loss from Operations	(230,487)	(4,429,661)

Other Expenses (Income):
Interest expense	317,897	6,284,517
Depreciation and amortization	8,961	221,448
Other expense (income)	(136,801)	363,712

Other Expenses - Net	190,057	6,869,677

Loss before Reorganization Items	(420,544)	(11,299,338)

Reorganization Items:
Professional fees	198,672	4,761,164
Other	100,547	896,532

Reorganization Expenses - Net	299,219	5,657,696

Loss Before Income Tax Provision	(719,763)	(16,957,034)

Income Tax Provision	—	—

Net Loss	(719,763)	(16,957,034)

Med Diversifed, Inc.

Case No. 02-88564

June 30, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$55,923	$52,528
Due from Subsidiaries/Related Parties	(11,869,440)	541,051
Prepaid Expenses and Other Current Assets	469,450	781,410
Total Current Assets	$(11,344,067)	$1,374,989

Property, Plant and Equipment-Net

Total Property, Plant and Equipment-Net	$80,456	$282,089

Other Assets

Goodwill (net)	$—	$85,938,126
Restricted Cash	—	509,296
Investments	101,958,021	24,201,828
Other Intangibles	—	4,206,543
Deposits	13,200	385,942
Total Other Assets	$101,971,221	$115,241,735

Total Assets	$90,707,610	$116,898,813

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$3,374,550	$283
Accrued Payroll and Benefit Costs	213,815	31,741
Accrued Other and Other Liabilities	718,496
Total Post-Petition Liabilities	$4,306,861	$32,024

Liabilities Under Compromise
Unsecured Debt	$13,160,333	$18,670,348
Secured Debt	54,496,589	57,300,000
Accounts Payable	5,452,361	6,372,077
Accrued Payroll and Benefit Costs	1,385,136	3,198,544
Accrued Other	24,544,507	21,603,449
Related Party Debt/Liability	29,457,537	36,442,840
Total Pre-Petition Liabilities	$128,496,463	$143,587,258

Total Liabilities	$132,803,324	$143,619,282

Equity
Common stock	$148,666	$148,666
Additional Paid in Capital	427,047,153	426,839,095
Common Stock Options	377,250	528,150
Deferred Compensation	—	(125,750)
Treasury Stock	(1,366,047)	(1,366,047)
Stock Subscriptions	(4,400,000)	(4,400,000)
Translation Loss	63,665	63,665
Accumulated Deficit	(463,966,401)	(448,408,248)
Total Equity	$(42,095,714)	$(26,720,469)

Total Liabilities & Equity	$90,707,610	$116,898,813

Med Diversified, Inc.

Case # 02-88564

June 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(154,061)	$(266,833)	$(463,748)	$(2,427,691)	$(3,312,333)
Accrued AP	(62,217)	—	—	—	(62,217)
Accrued Salaries	(48,211)	—	—	—	(48,211)
Accrued Incentive Comp	—	—	—	—	—
Accrued PTO	(160,604)	—	—	—	(160,604)
Accrued Expenses	(112,817)	—	—	—	(112,817)
Accrued Fringe Benefits	—	—	—	—	—
Accrued Payroll Taxes	(5,000)				(5,000)
Leases - Equipment	—	—	—	—	—
Secured Debt	—	—	—	—	—
Professional Fees	(605,679)	—	—	—	(605,679)
Payments due to Insiders	—	—	—	—	—
					—
Total Post Petition Debts	$(1,148,589)	$(266,833)	$(463,748)	$(2,427,691)	$(4,306,861)

1)      Post Petition Accounts Payable to be paid in subsequent check runs in future months based on AP vendor terms and BK court agreements.  As of June 30, 2004 included in AP is approximately $3.0 million of invoiced Bankruptcy and General Professional Fees

2)      Post Petition Salaries were paid in July in accordance with established payroll cycle.

3)      Post Petition Paid Time Off will be paid in future payrolls based on approved PTO taken by active employees.

4)      Accrued Expense primarily represents printing accrual and accrual for board fees.

5)      Accrued payroll taxes represents estimated Employer taxes on accrued payroll to be paid in July

6)      Professional fees represent unbilled fee accrual for BK professional services, general legal and audit fees